Exhibit 99.1

NEWS RELEASE	2019-03

HECLA REPORTS RECORD SILVER, GOLD AND LEAD RESERVES

40% increase in reserve tons: 26% more gold and 8% more silver ounces

Resources in all categories also increased

FOR IMMEDIATE RELEASE

February 14, 2019

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today reported the highest silver, gold and lead reserves in its 128-year history and provided an update on its exploration programs during the fourth quarter of 2018.

Highlights

●	Reserve gains are from consistent long-term exploration programs and improved use of data.
●

Greens Creek, which generates approximately 50% of Hecla’s revenues, increased reserve tons 23%, silver ounces 19%, gold ounces 16%, zinc tons 15%, and lead tons 17%, giving a mine life from reserves alone of approximately 11 years.

●

Casa Berardi, which generates approximately 35% of Hecla’s revenues, increased reserve tons 70%, and gold ounces 28% with the expansion of Principal pit and the addition of the new West Mine Crown Pillar (WMCP) pit.

●

Reserves grew while using price assumptions of $14.50/oz silver (expected to be among the lowest in the industry), $1,200/oz gold, $1.15/lb zinc and $0.90/lb lead; all below current spot prices (Figure 1).

“Reserves in stable jurisdictions are a mining company’s most important asset. Hecla now has the largest reserve in its 128-year history and its largest single year increase because of exploration. The increase reflects the quality of the districts we control; our long-term, consistent strategy; and the capturing and use of all the data that long-lived mines have,” said Phillips S. Baker, Jr., President and CEO. “We have achieved this while the industry has generally seen declining reserves and we were able to use among the most conservative price assumptions in the industry because of the strong economics of these deposits.”

“It is particularly important that this growth comes at Greens Creek and Casa Berardi, who generate approximately 85% of our revenue and most of our operations’ free cash flow. These mines are Hecla’s best,” Mr. Baker added. “But we expect our other mines to do the same over the next few years. We are working hard at San Sebastian to extend the oxide mine life and to put the sulfides into production. We are just starting our work in Nevada, reducing the reserve to better reflect the geology, with the goal of building a solid base for consistent production.”

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	1

Key Reserve and Resource Statistics (2018 compared to 2017)

●	Record proven and probable gold reserves of 2.85 million ounces, an increase of 26% (Figure 2).
●	Record proven and probable silver reserves of 191 million ounces, an increase of 8% (Figure 3).
●	Record proven and probable lead reserves of 774,000 tons, an increase of 5%. Proven and probable zinc reserves of 931,730 tons, an increase of 11% and the highest since 2009.
●

The silver reserve of 107.1 million ounces at Greens Creek is the highest since it was 100% acquired in 2008. Gold reserves at Casa Berardi increased approximately 28% to 1.91 million ounces, the highest since 1990.

●

Measured and indicated gold ounces increased 44% to 7.0 million ounces, a gain of 2.15 million ounces over 2017. Measured and indicated silver ounces increased 65% to a record 208 million ounces, an increase of 82 million ounces over 2017.

●	Inferred gold resources increased 96% to 3.6 million ounces and a gain of 1.8 million ounces. Inferred silver resources increased 4% to 465 million ounces and a gain of 17 million ounces.

Exploration

●	Greens Creek:
o

Underground drilling continues to expand high-grade, near-surface resources at the Upper Plate and East Ore zones and add to mineralized trends along the Deep 200 South, Southwest Bench and Lower Southwest zones.

●	Casa Berardi:
o	Underground drilling was able to upgrade and expand reserves and resources in the 118, 121, 123, 124, 125, 128 and 160 zones and confirm further potential at depth and to the east and west.
o

Surface drilling completed on the West Mine Crown Pillar (WMCP) extended the resource to the west. Step-out drilling of the 128-129 zones east of the proposed Principal pit and near the proposed 160 pit has defined high-grade extensions.

●	San Sebastian:
o	Drilling at the West Francine, El Toro (South) and Esperanza veins continue to define near-surface, oxide mineralization.
●	Nevada:
o	Underground drilling at Fire Creek is identifying extensions to the Vonnie, Joyce, Karen and Honey Runner high-grade veins/structures in the Spiral 2, 3 and 4 areas.
o	Underground drilling at Hollister is identifying new mineralization in the West Gloria, East Clementine and Gwenivere areas.

“The 2018 exploration program was very successful at not only our mines but at some of our exploration properties. However, for 2019 the focus will be on San Sebastian, Casa Berardi and Nevada, of which Nevada is estimated to be about half of the budget,” said Mr. Baker. “We believe that after a few years of committed exploration there, we could see results similar to what was achieved in 2018.”

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	2

RESERVES AND RESOURCES

Hecla more than replaced gold production in 2018 (318,901 gold ounces contained) as reserves increased by 26% over 2017, and gold reserve prices were calculated at $1,200/oz. Silver production in 2018 (12.9 million silver ounces contained) was also more than replaced as reserves increased by 8%, despite using $14.50/oz for the reserve calculation. In the last 11 years, Hecla has not only replaced silver production but added another 200 million ounces through exploration (Figure 4). Both zinc and lead production were replaced and reserves increased by 11% and 5%, respectively.

Measured and indicated gold ounces increased 44% to 7.0 million ounces, a gain of 2.15 million ounces over 2017 due to increases at Greens Creek and the acquisition of the Nevada properties. Measured and indicated silver ounces increased 65% to a record 208 million ounces, an increase of 82 million ounces over 2017 due to a large increase at Greens Creek, San Sebastian and the addition of the Nevada properties. Inferred gold resources increased 96% to 3.6 million ounces and a gain of 1.8 million ounces primarily due to the acquisition of the Nevada properties. Inferred silver resources increased 4% to 465 million ounces, a gain of 17 million ounces due to increases at San Sebastian, Greens Creek, and the acquisition of Nevada properties.

Greens Creek

At Greens Creek, the 845,398 tons processed at the mill in 2018 contained 10.3 million ounces of silver, 79,087 ounces of gold, 63,116 tons of zinc, and 23,656 tons of lead. Silver, gold and base metal production was replaced, and silver, gold, zinc, and lead reserves increased by 18.7%, 15.8%, 14.9%, and 16.8%, respectively, over 2017 reserves. The current silver reserve of 107.1 million ounces is the highest since 2008, the year Hecla acquired 100% of the mine. The current gold reserve of 840k ounces is the highest since 2009. Increases in silver and gold reserves at the 200 South, Gallagher, West, 9A, and Southwest zones were partially offset by reductions of silver and gold reserves in the 5250 Zone caused by mine depletion.

Measured and indicated resources increased by 66,134,100 silver ounces (211%) and 467,700 gold ounces (181%) over 2017 with additions in the West, Southwest, 9A, and 200 South zones and losses in the Gallagher and East zones due to conversion to reserves. New drilling and remodeling of areas historically mined at higher cutoffs were responsible for the increases in Measured and indicated resources. Inferred resources increased by 3,271,900 silver ounces (10%) and decreased by 3,200 gold ounces (-1%) due to large conversions to indicated resources or reserves in the 200 South, Upper Plate and East Ore zones.

A new NI 43-101 Technical Report is expected within 45 days. The optimized mine plan accelerates access to higher-grade ore, and allows some of the highest-margin reserves to be extracted in the earlier years of the mine plan. It also utilizes more of the existing workings during the next four years which reduces the planned development investment required. In addition, the increase in reserves is expected to extend the mine life by about three years to 2030.

Casa Berardi

At Casa Berardi, the 1,375,718 tons processed at the mill contained approximately 162,744 ounces of gold, with 744,952 tons (54%) of the milled tonnage coming from underground and 630,776 tons (46%) of the milled tonnage coming from the East Mine Crown Pillar (EMCP) open pit. Gold reserves increased approximately 28% to 1.91 million ounces and reserve tonnage at Casa Berardi increased 71% to 23.7 million tons over 2017. Depletion decreased underground reserve ounces in the 104 (Lower Inter), 113, 118, 123 and 124 zones. This was offset by reserve additions in the west extension of the EMCP as well as 134 and 160 pits. Substantial reserve increases occurred in the proposed WMCP and Principal pits where some underground reserves were incorporated into an expanded pit. There was an overall reduction in underground reserves of 176,400 gold ounces and an increase of open pit reserves of 589,600 gold ounces compared to 2017.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	3

Measured and indicated gold resources decreased 12% from 2017 levels as gains from underground drilling of the 119 and 123 zones and 134 and 160 open pits were offset by decreases at the 107 (South West), 108 (Inter), 111, 113, 115, 117, 118, 121, 124, and 160 underground. The largest decreases were a result of incorporation of the 107 (South West) and 160 underground to open pit reserves. Inferred gold resources decreased 9% from 2017 levels as increases at the 105, 116, 124, 134, 146, 157, and 160 (underground and open pit) zones were offset by losses to inferred resources in the 107 (South West) 108 (Inter) 118, 119, 121, 123, 148, and 160 underground and open pit zones by conversion to indicated resources. Significant losses to inferred resources in the 107 and 108 zones were due to resource upgrades and incorporation into the new WMCP pit. A new NI-43-101 Technical Report is expected within 45 days.

San Sebastian

At San Sebastian, the 156,733 tons processed at the mill contained 2.04 million ounces of silver and 14,979 ounces of gold. Reserves are currently 2.8 million ounces of silver and 22,500 ounces of gold. At the end of the year there was an ore stockpile containing 84,700 silver ounces and 1,800 ounces of gold. The total underground reserves in the Middle Vein are 2.33 million ounces silver and 11,900 ounces gold and represent 83% and 53% of the silver and gold reserves, respectively. The total open pit reserves in the North Vein are 377,600 ounces silver and 8,800 ounces gold and represent 14% and 39% of the silver and gold reserves, respectively.

Due to significant definition drilling, the indicated resources increased from 2017 by 67% for silver to 14.7 million ounces, 11% for gold to 114,700 ounces, 110% for zinc to 42,710 tons, 96% for lead to 30,410 tons, and 119% for copper to 19,780 tons. Indicated Resources are separated into ‘Oxide’ and ‘Polymetallic’ mineral styles; oxide is cyanide-amenable material and polymetallic is base-metal-sulfide-rich material amenable to a flotation milling process. Polymetallic resources were defined and extended at depth on the Francine and Middle Veins during 2018. Polymetallic mineralization has zinc, lead and copper and represents 54% of the silver and 17% of the Measured and indicated gold resources. The inferred resource increased from 2017 by 44% for silver to 22.9 million ounces and 50% for gold to 142,700 ounces due to new material being added along the Middle Vein and in the East Francine areas. Lead, zinc and copper decreased by 62%, 64% and 11%, respectively, as a direct result of conversion of polymetallic mineralization in the Francine Vein from inferred to indicated.

Open pit mining continued in 2018 in the expanded North pit to the west and at depth and an additional smaller ‘satellite pit’ to the west and mining of this pit is expected to continue into 2020. New high-grade, precious metal resources on the Professor and East Francine veins are being evaluated for underground mine design and scheduling. Possible conversion of polymetallic veins in the Francine Vein to reserves will be dependent on metallurgical testing of the bulk sample and stope optimizations. The material from the bulk sample will be used for metallurgical studies and a viability test at a nearby mill, where the processing of polymetallic sulfide ores from San Sebastian is planned.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	4

Lucky Friday

At Lucky Friday, the 17,309 tons processed at the mill contained approximately 186,609 ounces of silver, 673 tons of zinc and 1,131 tons of lead. Reserves are currently 81.0 million ounces of silver, 510,800 tons of lead and 225,260 tons of zinc and are essentially unchanged relative to 2017. Measured and indicated resources have increased 3% for silver to 77.4 million ounces, 3% for lead to 499,070 tons and 4% for zinc to 265,970 tons. Inferred resources remained relatively unchanged year-over-year and include 24.8 million ounces of silver, 181,180 tons of zinc and 74,340 tons of lead.

Fire Creek

At Fire Creek, the 47,573 tons processed at the mill for Hecla in 2018 contained approximately 17,993 ounces of gold and 22,482 ounces of silver. Reserves at Fire Creek are 69,300 ounces gold and 56,900 ounces of silver and are a reduction from the second quarter of 2018 primarily due to model changes that interpret the veins to be thinner (47% of reduction), mining depletion (29% of reduction), and increased costs resulting in higher cut-off grades (17% of reduction). Measured and indicated underground resources are 215,200 ounces of gold and 197,900 ounces of silver and inferred resources are 298,700 ounces of gold and 288,400 ounces of silver.

Hollister

At Hollister, the 32,286 tons processed at the mill for Hecla in 2018 contained approximately 11,779 ounces of gold and 106,056 ounces of silver. Reserves at Hollister are 7,600 ounces of gold and 82,400 ounces silver and are a reduction from the second quarter 2018 primarily due to mining depletion, but also due to removal of material because of thinner vein interpretations.  Additional reserve reductions were made as a result of recent identification of fault offsets in the West Gloria area; this material may come back into the reserve once the structural geology and offset magnitudes are interpreted and drill tested. Measured and indicated resources are 181,900 ounces of gold and 770,200 ounces of silver and inferred resources are 222,700 ounces of gold and 1.7 million ounces of silver.

A breakdown of the Company’s reserves and resources is set out in Table A at the end of this news release.

EXPLORATION

Exploration (including corporate development) expenses were $8.3 million, and $35.9 million for the fourth quarter and full year 2018, respectively. This represents an increase of 41% and 53% over the fourth quarter and full year 2017. These increases were primarily the result of the addition of exploration near the Nevada Operations, increased exploration at San Sebastian, Casa Berardi and Greens Creek and initial exploration at the Kinskuch project in British Columbia and the Little Baldy project in northern Idaho.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	5

Greens Creek – Alaska

At Greens Creek, drilling in the fourth quarter and strong assay results have upgraded and expanded the Deep 200 South, East Ore, Upper Plate and Southwest Bench zone resources. Exploration drilling focused on the Deep 200 South Zone and Lower Southwest Zone (Figure 5). Drilling of the Deep 200 South Zone confirmed three flat-lying, high-grade lenses that are folded to the west and has enabled portions of bench mineralization to be upgraded to an indicated resource category. Recent intersections include 180.4 oz/ton silver, 0.36 oz/ton gold, 14.0% zinc and 7.2% lead over 5.3 feet and 81.5 oz/ton silver, 0.40 oz/ton gold, 1.1% zinc and 0.6 lead over 5.0 feet. Near the mine portal elevation, drilling of the Upper Plate Zone to the northwest has defined at least two flat-lying zones that are folded to the east (Figure 6). In combination with surface drilling earlier in the year, this resource expanded further to the west and north. Definition drilling results indicate a thickening of the upper and middle mineralization horizons toward the Southwest D Fault from the east. Recent results include 11.4 oz/ton silver, 1.04 oz/ton gold, 2.2% zinc and 1.6% lead over 14.2 feet and 34.2 oz/ton silver, 0.01 oz/ton gold, 2.5% zinc and 1.5% lead over 4.9 feet.

In the East Ore Zone, intersections from drilling at the north end, including 38.5 oz/ton silver, 0.11 oz/ton gold, 7.4% zinc and 3.5% lead over 6.1 feet and 29.5 oz/ton silver, 0.11 oz/ton gold, 3.6% zinc and 1.3% lead over 8.4 feet, confirm previously modeled resource estimates, particularly at lower and higher elevations. Drilling has expanded this northern portion of the zone deeper by over 150 feet. The focus of the first quarter in 2019 underground drilling is on the Lower Southwest, Deep 200 South, 9A, and East Ore zones. Later in 2019 additional drilling targeting of the Northwest West and Upper Plate zones is planned.

More complete drill assay highlights from Greens Creek can be found in Table B at the end of this release and a presentation showing drill intersection locations is available at the following: http://ir.hecla-mining.com/interactive/newlookandfeel/4130678/Hecla-Q4-2018-ExplorationUpdate.pdf.

Casa Berardi – Quebec

During the fourth quarter, up to six underground drills were used to refine stope designs, expand reserves and resources in the 118, 121, 123, 124, 125, and 128 zones and confirm further potential at depth and to the east and west (Figure 7). Up to four drills on surface completed in-fill and exploration drilling at the West Mine Crown Pillar (WMCP), the 128-129 zones east of the Principal pit and near the proposed 160 pit (Figure 7). The WMCP pit represents the latest in a series of existing and proposed open pits (Figure 8) along the Casa Berardi Fault or Deformation Zone. The cross section in Figure 9 shows where underground resources were brought into the WMCP pit.

At the Lower 118 Zone, drilling confirmed the continuity of multiple mineralized lenses to the west and at depth outside the current resource boundary. Recent intersections continue to expand this resource, including 0.63 oz/ton gold over 13.1 feet and 2.69 oz/ton gold over 2.6 feet. This drilling suggests the zone is open at depth below the 1200-level and to the west. Near the top of the 123 Zone (Figure 10), step-out drilling to the east show the continuity of high-grade mineralization down plunge for 400 feet from surface. Drilling from the 710-790 levels have extended gold mineralization at depth and further to the west with intersections of 0.39 oz/ton gold over 10.8 feet and 0.35 oz/ton gold over 8.9 feet. Drilling from the 970 level, at the bottom of the mine, confirmed multiple lenses and suggests these mineralized lenses plunge east at depth and remain open for exploration.

High in the mine, drilling has targeted the east extension of the 124 Zone that is down-plunge of the Principal pit mineralization. Drilling below the 290-level continues to show the down-dip potential of the 124 lenses to depth. Further east, drilling of the 128-129 zones is defining a high-grade, steeply-plunging series of lenses that have been defined vertically for 600 feet and may extend below the 290 level. Recent drill intersections include 0.35 oz/ton gold over 10.2 feet and 1.25 oz/ton gold over 1.6 feet.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	6

Definition drilling has commenced at the 300-level of the East Mine to refine the depth extensions of the 160 Zone below the pit shells (Figure 11). Drilling has defined broad intervals of mineralization including 0.21 oz/ton gold over 20.3 feet and 0.16 oz/ton gold over 19.9 feet. This mineralization is steeply plunging to the west and is open to depth. Drilling of the WMCP to evaluate open pit potential west of the West Shaft has upgraded the current inferred resource to reserves that are part of a newly defined open pit reserve. The recent results below show that the near-surface, mineralized structures extends both beyond the western extent of the WMCP pit.

In the first quarter of 2019, underground drilling is expected to expand and refine the 118 and 123 zones lower in the mine and the 124-128 zones closer to surface. Underground exploration drilling is planned to evaluate the lower extension of the 113 Zone and the 128 Zone. Surface drilling programs are planned at the western extension of the WMCP and the 128-129 zones to define and expand underground mining potential east of the Principal area along the Casa Berardi Fault.

More complete drill assay highlights from Casa Berardi can be found in Table B at the end of the release and a presentation showing drill intersection locations is available at the following: http://ir.hecla-mining.com/interactive/newlookandfeel/4130678/Hecla-Q4-2018-ExplorationUpdate.pdf.

San Sebastian - Mexico

During the quarter, three core drill rigs and one reverse circulation (RC) drill operated at San Sebastian. One underground drill rig completed in-fill drilling in the central and upper portions of the oxide zone along the Middle Vein. Exploration drilling with two core rigs was directed toward shallower oxide mineralization along the West Francine, Esperanza veins and the recently discovered El Toro (South) Vein (Figure 12). At the Middle Vein, in-fill drilling within the oxide zone intercepted vein intervals with similar grade and width to the previous exploration drilling results in this area. Strong drill results include 66.9 oz/ton silver and 0.22 oz/ton gold over 5.8 feet, and 42.4 oz/ton silver and 0.11 oz/ton gold over 4.7 feet. At the West Francine Vein, located about 1,000 feet west of any past drilling on the Francine Vein (Figure 12) core drilling has extended this mineralization about 400 feet along strike and a recent drill hole at the eastern end returned 9.5 oz/ton silver 0.02 oz/ton gold over 1.4 feet. Mineralization in this area is open laterally and at depth and follow-up, offset drilling is in progress.

The El Toro (South) Vein is located approximately halfway between the Andrea Vein resource area to the southeast and the Esperanza Vein to the northwest (Figure 12). Based on its location and orientation, this vein may represent the link between these two known veins with a total prospective strike length of over eight miles. Recent core drilling includes intersections of 9.8 oz/ton silver and 0.13 oz/ton gold over 11.8 feet,4.1 oz/ton silver and 0.13 oz/ton gold over 10.0 feet, and 6.0 oz/ton silver and 0.04 oz/ton gold over 5.4 feet (Figure 13). Exploration drilling continues at the Esperanza Vein area, about a mile and a half west of the mine area. This drilling has defined a wide vein up to 30 feet wide but initial assay results have been poor. Drilling has shifted to the northwest where there are strong geochemistry anomalies along the trend of the vein.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	7

Drilling will continue during the first quarter to evaluate near-surface oxide mineralization at the West Francine Vein, El Toro (South) and Esperanza Vein areas. A grid pattern of vertical holes for sampling overburden and bedrock using an RC drill rig has begun to better define the geochemistry along the Esperanza to Andrea vein corridor (Figure 14).

More complete drill assay highlights from San Sebastian can be found in Table B at the end of this release and a presentation showing drill intersection locations is available at the following: http://ir.hecla-mining.com/interactive/newlookandfeel/4130678/Hecla-Q4-2018-ExplorationUpdate.pdf.

Nevada

Fire Creek

There were up to four drill rigs operating underground at Fire Creek in the fourth quarter with definition drilling focusing on upper and lower portions of Spiral 4, upper portions of Spiral 3, and up-dip of Spiral 2 mineralization (Figure 15). One drill rig is evaluating the upper portions of Spiral 3 along the Honey Runner, Karen, Hui Wu and Joyce structures and will attempt to extend mineralization along strike to the Spiral 2 sills. A narrow, high-grade intercept of 2.79 oz/ton gold over 0.7 feet is within a larger, lower-grade envelope of 0.76 oz/ton gold over 5.0 feet. Other high-grade intercepts in Spiral 3 include 0.64 oz/ton gold over 7.8 feet and 4.08 oz/ton gold over 2.0 feet (Figure 16).

Two drills are evaluating the upper and lower portions of Spiral 4. The drill targeting the southern up-dip extents of the Vonnie, Vein 6, Joyce, and Vein 8 has defined multiple narrow, gold-bearing structures that persist into the upper extents of the Spiral 4 area. Recent intersections include 0.22 oz/ton gold over 10.0 feet and 0.20 oz/ton gold over 3.3 feet. The sill drill completed additional definition drilling in Spiral 2 on the Joyce Vein and Vein 39 that expanded mineralization up-dip. The 2019 underground drill program at Fire Creek is designed to upgrade and expand resources at Spirals 2, 3, 4 and 9 and the Titan and North zones (Figure 17).

Surface exploration rigs evaluated the Zeus (Figure 18) and Far View targets for high-grade, gold-bearing structures. Intercepts along strike of the Zeus target encountered multiple structures with strong argillic clay alteration that had intercepts of 0.21 oz/ton gold over 2.0 feet and 0.18 oz/ton gold over 2.3 feet. Drilling identified a new structure to the southwest that graded 0.18 oz/ton gold over 3.4 feet. A new vein, grading 0.17 oz/ton gold over 4.5 feet was also identified to the northeast on a new structure between Zeus and the Spiral 10 veins.

Hollister

Up to three rigs were active in the West Gloria, East Clementine and Gwenivere areas during the fourth quarter. The West Gloria drilling program from the end of the 5265 Level targeted the extension of the Gloria veins to the west where previous drilling had identified veins (Figure 19). Drill results along the West Gloria structure below the level define numerous high-grade veins including 0.32 oz/ton gold and 6.1 oz/ton silver over 11.6 feet and 0.25 oz/ton gold and 10.2 oz/ton silver over 5.5 feet. Additional in-fill drilling is required to determine the continuity of these higher-grade veins. The East Clementine program (Figures 19 and 20) targeted up-dip extensions of the 233 and 243 veins to follow up on high-grade intersections near the unconformity. Three intercepts, including 1.78 oz/ton gold and 7.5 oz/ton silver over 1.7 feet, on the 233 Vein have delineated a mineable resource close to current workings on the 5190 level. Another intercept, 0.60 oz/ton gold and 0.10 oz/ton silver over 5.0 feet, extended mineralization about 150 feet to the east on the 243 Vein, close to the unconformity (Figure 21).

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	8

The Gwenivere program (Figure 19) was designed to offset two historical surface reverse circulation (RC) intercepts. Initial drilling intersecting multiple structures had a significant assay interval of 1.35 oz/ton gold and 0.29 oz/ton silver over 3.5 feet. One hole was collared in Muck Bay 2 on the 5050 level and directed to the southeast. This hole intersected multiple dykes and transducers were installed to monitor the hydrology. Additional underground drilling in the Central Hollister, Gwenivere and West Gloria areas is planned to continue through the first quarter of 2019.

More complete drill assay highlights from Nevada (Fire Creek and Hollister) can be found in Table B at the end of this release and a presentation showing drill intersection locations is available at the following: http://ir.hecla-mining.com/interactive/newlookandfeel/4130678/Hecla-Q4-2018-ExplorationUpdate.pdf.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with operating mines in Quebec, Canada and Nevada. The Company also has exploration and pre-development properties in eight world-class silver and gold mining districts in the U.S., Canada, and Mexico.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10K and 10-Q reports for a more detailed discussion of risk factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Cautionary Statements to Investors on Reserves and Resources

Reporting requirements in the United States for disclosure of mineral properties are governed by the SEC and included in the SEC's Securities Act Industry Guide 7, entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (Guide 7). Although the SEC has recently issued new rules rescinding Guide 7, the new rules are not binding until January 1, 2022, and at this time the Company still reports in accordance with Guide 7. However, the Company is also a “reporting issuer” under Canadian securities laws, which require estimates of mineral resources and reserves to be prepared in accordance with Canadian National Instrument 43-101 (NI 43-101). NI 43-101 requires all disclosure of estimates of potential mineral resources and reserves to be disclosed in accordance with its requirements. Such Canadian information is included herein to satisfy the Company's “public disclosure” obligations under Regulation FD of the SEC and to provide U.S. holders with ready access to information publicly available in Canada.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	9

Reporting requirements in the United States for disclosure of mineral properties under Guide 7 and the requirements in Canada under NI 43-101 standards are substantially different. This document contains a summary of certain estimates of the Company, not only of proven and probable reserves within the meaning of Guide 7, but also of mineral resource and mineral reserve estimates estimated in accordance with the definitional standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. Under Guide 7, the term "reserve" means that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. The term "economically", as used in the definition of reserve, means that profitable extraction or production has been established or analytically demonstrated to be viable and justifiable under reasonable investment and market assumptions. The term "legally", as used in the definition of reserve, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Hecla must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Hecla's current mine plans. The terms “measured resources”, “indicated resources,” and “inferred resources” are Canadian mining terms as defined in accordance with NI 43-101. These terms are not defined under Guide 7 and are not normally permitted to be used in reports and registration statements filed with the SEC in the United States, except where required to be disclosed by foreign law. The term “resource” does not equate to the term “reserve”. Under Guide 7, the material described herein as “indicated resources” and “measured resources” would be characterized as “mineralized material” and is permitted to be disclosed in tonnage and grade only, not ounces. The category of “inferred resources” is not recognized by Guide 7. Investors are cautioned not to assume that any part or all of the mineral deposits in such categories will ever be converted into proven or probable reserves. “Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of such a “resource” will ever be upgraded to a higher category or will ever be economically extracted. Investors are cautioned not to assume that all or any part of a “resource” exists or is economically or legally mineable. Investors are also especially cautioned that the mere fact that such resources may be referred to in ounces of silver and/or gold, rather than in tons of mineralization and grades of silver and/or gold estimated per ton, is not an indication that such material will ever result in mined ore which is processed into commercial silver or gold.

Qualified Person (QP) Pursuant to Canadian National Instrument 43-101

Dean McDonald, PhD. P.Geo., Senior Vice President - Exploration of Hecla Mining Company, who serves as a Qualified Person under National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Hecla’s mineral projects in this news release, including with respect to the newly acquired Nevada projects. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures for the Greens Creek Mine are contained in a technical report prepared for Hecla titled “Technical Report for the Greens Creek Mine, Juneau, Alaska, USA” effective date March 28, 2013, and for the Lucky Friday Mine are contained in a technical report prepared for Hecla titled “Technical Report on the Lucky Friday Mine Shoshone County, Idaho, USA” effective date April 2, 2014, for the Casa Berardi Mine are contained in a technical report prepared for Hecla titled "Technical Report on the Mineral Resource and Mineral Reserve Estimate for the Casa Berardi Mine, Northwestern Quebec, Canada" effective date March 31, 2014 (the "Casa Berardi Technical Report"), and for the San Sebastian Mine are contained in a technical report prepared for Hecla titled "Technical Report for the San Sebastian Ag-Au Property, Durango, Mexico" effective date September 8, 2015. Also included in these four technical reports is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures for the Fire Creek Mine are contained in a technical report prepared for Klondex Mines titled “Technical Report for the Fire Creek Project, Lander County, Nevada, dated March 31, 2018; the Hollister Mine dated May 31, 2017, amended August 9, 2017; and the Midas Mine dated August 31, 2014, amended April 2, 2015. Copies of these technical reports are available under Hecla's and Klondex’s profiles on SEDAR at www.sedar.com.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	10

Dr. McDonald reviewed and verified information regarding drill sampling, data verification of all digitally-collected data, drill surveys and specific gravity determinations relating to the Casa Berardi mine. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

For further information, please contact:

Mike Westerlund

Vice President - Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: http://www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	11

Table A: Reserves and Resources – 12/31/18(1)

Proven Reserves
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	Tons	Tons	Tons
Greens Creek (2)	6	13.8	0.10	2.8	7.0	-	86	1	180	440	-
Lucky Friday (2)	4,230	15.4	-	9.6	4.1	-	65,234	-	406,080	174,630	-
Casa Berardi (3)	6,790	-	0.08	-	-	-	-	563	-	-	-
San Sebastian (2)	22	3.9	0.08	-	-	-	85	2	-	-	-
Fire Creek (2,4)	24	1.1	1.21	-	-	-	27	29	-	-	-
Hollister (2,5)	2	7.0	0.73	-	-	-	17	2	-	-	-
Total	11,074						65,448	596	406,260	175,070	-

Probable Reserves
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (2)	9,270	11.5	0.09	2.8	7.6	-	106,972	840	262,760	706,040	-
Lucky Friday (2)	1,387	11.4	-	7.6	3.7	-	15,815	-	104,720	50,640	-
Casa Berardi (3)	16,954	-	0.08	-	-	-	-	1,343	-	-	-
San Sebastian (2)	206	13.1	0.10	-	-	-	2,705	21	-	-	-
Fire Creek (2,4)	91	0.3	0.44	-	-	-	30	40	-	-	-
Hollister (2,5)	9	7.2	0.65	-	-	-	66	6	-	-	-
Total	27,917						125,588	2,250	367,480	756,680	-

Proven and Probable Reserves
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (2)	9,277	11.5	0.09	2.8	7.6	-	107,058	840	262,940	706,470	-
Lucky Friday (2)	5,617	14.4	-	9.1	4.0	-	81,049	-	510,800	225,260	-
Casa Berardi (3)	23,743	-	0.08	-	-	-	-	1,907	-	-	-
San Sebastian (2)	228	12.3	0.10	-	-	-	2,790	23	-	-	-
Fire Creek (2,4)	115	0.5	0.60	-	-	-	57	69	-	-	-
Hollister (2,5)	11	7.2	0.67	-	-	-	82	8	-	-	-
Total	38,991						191,036	2,846	773,740	931,730	-

(1) The term “reserve” means that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. The term “economically,” as used in the definition of reserve, means that profitable extraction or production has been established or analytically demonstrated to be viable and justifiable under reasonable investment and market assumptions. The term “legally,” as used in the definition of reserve, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Hecla must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Hecla’s current mine plans.

(2) Mineral reserves are based on $1200 gold, $14.50 silver, $0.90 lead, $1.15 zinc, unless otherwise stated.
(3) Mineral reserves are based on $1200 gold and a US$/CAN$ exchange rate of 1:1.33 Reserve diluted to an average of 34.7% to minimum width of 9.8 feet (3 m)
Reserves at Casa Berardi were determined by Jonathan Archambault-Giroux, P. Geo., Que., Real Parent, P.Geo. Que., and Alain Quenneville, P. Eng., Que. unless otherwise stated.
Open pit mineral reserves of the Principal Mine were estimated in September 2018 by Hecla Quebec and Mine Development Associates based on $1225 gold and a US$/CAN$ exchange rate of 1:3.
Hecla Mining Company, Principal Deposit Open Pit Mining Study - 2018
September 1, 2018, by Mine Development Associates, Thomas L. Dyer, P.E.
Open pit mineral reserves of the 160 and 134 Zones were estimated in January 2018 by Hecla Quebec and Mine Development Associates based on $1225 gold and a US$/CAN$ exchange rate of 1.3.
Hecla Mining, Casa Berardi 160 and 134 Zones, Open Pit Mining Study - 2017
January 12, 2018, by Mine Development Associates, Thomas L. Dyer, P.E.
Open pit mineral reserves of the West Mine Crown Pillar were estimated in January 2019 by Hecla Quebec and Mine Development Associates based on $1225 gold and a US$/CAN$ exchange rate of 1.3.
Hecla Mining Company, West Mine Crown Pillar Deposit, Open Pit Mining Study - 2018
January 10, 2019, by Mine Development Associates, Thomas L. Dyer, P.E.
Open pit mineral reserves of the East Mine Crown Pillar Expansion were estimated in August 2018 by Hecla Quebec and Mine Development Associates based on $1225 gold and a US$/CAN$ exchange rate of 1.3.
Hecla Mining Company, East Mine Crown Pillar Expansion, Open Pit Mining Study - 2018
August 22, 2018, by Mine Development Associates, Thomas L. Dyer, P.E.

(4) Recoveries at Fire Creek for gold and silver are 94% and 92%. Cutoff grade of 0.339 Au Equivalent oz/ton and incremental cutoff grade of 0.11 Au Equivalent oz/ton. Unplanned dilution of 10% to 17% included depending on mining method.

(5) Recoveries at Hollister for gold and silver are 87% and 80%. Cutoff grade of 0.396 Au Equivalent oz/ton and incremental cutoff grade of 0.07 Au Equivalent oz/ton. Unplanned dilution of 10% to 17% and 5% mining loss included.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	12

Measured Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (6)	339	9.5	0.11	2.6	9.4	-	3,233	36	8,800	31,700	-
Lucky Friday (6,7)	7,587	7.6	-	4.9	2.7	-	57,314	-	370,240	204,490	-
Casa Berardi (8)	1,952	-	0.15	-	-	-	-	299	-	-	-
San Sebastian (6,9)	-	-	-	-	-	-	-	-	-	-	-
Fire Creek (6,10)	64	0.7	0.92	-	-	-	47	58	-	-	-
Hollister (6,11)	104	4.0	0.92	-	-	-	420	96	-	-	-
Midas (6,12)	183	6.7	0.45	-	-	-	1,235	82	-	-	-
Heva (14)	5,480	-	0.06	-	-	-	-	304	-	-	-
Hosco (14)	33,070	-	0.04	-	-	-	-	1,296	-	-	-
Rio Grande Silver (15)	-	-	-	-	-	-	-	-	-	-
Star (16)	-	-	-	-	-	-	-	-	-	-	-
Total	48,778						62,249	2,172	379,040	236,190	-

Indicated Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (6)	7,128	13.2	0.10	3.1	8.1	-	94,197	690	218,950	577,650	-
Lucky Friday (6,7)	2,498	8.0	-	5.2	2.5	-	20,049	-	128,830	61,480	-
Casa Berardi (8)	10,797	-	0.08	-	-	-	-	906	-	-	-
San Sebastian (6,9)	2,243	6.5	0.05	2.5	3.5	1.6	14,690	115	30,410	42,710	19,780
Fire Creek (6,10)	307	0.5	0.54	-	-	-	158	164	-	-	-
Fire Creek - Open Pit (13)	42,877	0.1	0.03	-	-	-	2,350	1,093	-	-
Hollister (6,11)	135	2.6	0.64	-	-	-	350	86	-	-	-
Midas (6,12)	722	4.5	0.37	-	-	-	3,228	267	-	-	-
Heva (14)	5,570	-	0.07	-	-	-	-	369	-	-	-
Hosco (14)	31,620	-	0.04	-	-	-	-	1,151	-	-	-
Rio Grande Silver (15)	516	14.8	-	2.1	1.1	-	7,620	-	10,760	5,820	-
Star (16)	1,126	2.9	-	6.2	7.4	-	3,301	-	69,900	83,410	-
Total	105,538						145,944	4,841	458,850	771,070	19,780

Measured & Indicated Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (6)	7,467	13.0	0.10	3.1	8.2	-	97,430	726	227,740	609,350	-
Lucky Friday (6,7)	10,084	7.7	-	4.9	2.6	-	77,363	--	499,070	265,970	-
Casa Berardi (8)	12,749	-	0.09	-	-	-	-	1,205	-	-	-
San Sebastian (6,9)	2,243	6.5	0.05	2.5	3.5	1.6	14,690	115	30,410	42,710	19,780
Fire Creek (6,10)	371	0.6	0.60	-	-	-	205	222	-	-
Fire Creek - Open Pit (13)	42,877	0.1	0.03	-	-	-	2,350	1,093	-	-	-
Hollister (6,11)	239	3.2	0.76	-	-	-	770	182	-	-	-
Midas (6,12)	905	4.9	0.39	-	-	-	4,463	349	-	-	-
Heva (14)	11,050	-	0.06	-	-	-	-	672	-	-	-
Hosco (14)	64,690	-	0.04	-	-	-	-	2,447	-	-	-
Rio Grande Silver (15)	516	14.8	-	2.1	1.1	-	7,620	-	10,760	5,820	-
Star (16)	1,126	2.9	-	6.2	7.4	-	3,301	-	69,900	83,410
Total	154,316						208,193	7,012	837,880	1,007,260	19,780

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	13

Inferred Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (6)	2,470	14.6	0.09	3.0	7.3	-	35,982	219	74,410	181,400	-
Lucky Friday (6,7)	2,861	8.7	-	6.3	2.6	-	24,809	-	181,180	74,430	-
Casa Berardi (8)	6,222	-	0.10	-	-	-	-	652	-	-	-
San Sebastian (6,17)	3,487	6.6	0.04	1.7	2.5	1.3	22,948	143	12,110	17,440	8,890
Fire Creek (6,10)	565	0.5	0.53	-	-	-	288	299	-	-	-
Fire Creek - Open Pit (13)	31,707	0.1	0.03	-	-	-	2,882	1,085	-	-	-
Hollister (6,11,18)	550	3.1	0.40	-	-	-	1,716	223	-	-	-
Midas (6,12)	573	3.0	0.34	-	-	-	1,723	198	-	-	-
Heva (14)	4,210	-	0.08	-	-	-	-	350	-	-	-
Hosco (14)	7,650	-	0.04	-	-	-	-	314	-	-	-
Rio Grande Silver (19)	3,078	10.7	0.01	1.3	1.1	-	33,097	36	40,990	34,980	-
Star (16)	3,157	2.9	-	5.6	5.5	-	9,432	-	178,670	174,450	-
Monte Cristo (20)	913	0.3	0.14	-	-	-	271	131	-	-	-
Rock Creek (21)	100,086	1.5	-	-	-	0.7	148,736	-	-	-	658,680
Montanore (22)	112,185	1.6	-	-	-	0.7	183,346	-	-	-	759,420
Total	279,714						465,229	3,648	487,360	482,700	1,426,990

Note: All estimates are in-situ except for the proven reserves at Greens Creek and San Sebastian which are in surface stockpiles. Resources are exclusive of reserves.

(6) Mineral resources are based on $1350 gold, $21 silver, $1.10 lead, $1.20 zinc and $3.00 copper, unless otherwise stated.
(7) Measured and indicated resources from Gold Hunter and Lucky Friday vein systems are diluted and factored for expected mining recovery.

(8) Measured, indicated and inferred resources are based on $1,350 gold and a US$/CAN$ exchange rate of 1:1.33 Underground resources are reported at a minimum mining width of 6.6 to 9.8 feet (2 m to 3 m)

Resources at Casa Berardi were determined by Jonathan Archambault-Giroux, P. Geo., Que., Real Parent, P.Geo. Que., and Alain Quenneville, P. Eng., Que. unless otherwise stated.

(9) Indicated resources reported at a minimum mining width of 5.9 feet (1.8 m) for Hugh Zone, Middle Vein, North Vein, and East Francine Vein and 4.9 feet (1.5 m) for Andrea Vein San Sebastian lead, zinc and copper grades are for 1,224,900 tons of indicated resource within the Middle Vein and the Hugh Zone of the Francine Vein.

(10) Recoveries at Fire Creek for gold and silver are 94% and 92%. Au equivalent cutoff grade of 0.297 oz/ton. The minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

(11) Recoveries at Hollister for gold and silver are 87% and 80%. Au equivalent cutoff grade of 0.352 oz/ton. The minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

(12) Recoveries at Midas for gold and silver are 93% and 88% Au equivalent cutoff grade of 0.217 oz/ton. The minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

(13) Indicated and inferred open-pit resources for Fire Creek were calculated November 30, 2017 using recoveries for gold and silver of 65% and 30% for oxide material and 60% and 25% for mixed oxide-sulfide material.

     Open pit resources are calculated at $1400 gold and $19.83 silver and cut-off grade of 0.01 Au Equivalent oz/ton and is inclusive of 10% mining dilution and 5% ore loss. Open pit mineral resources exclusive of underground mineral resources.

NI43-101 Technical Report for the Fire Creek Project, Lander County, Nevada; Effective Date March 31, 2018; prepared by Practical Mining LLC, Mark Odell, P.E. for Hecla Mining Company, June28, 2018
(14) Measured, indicated and inferred resources were estimated in by Goldminds Geoservices Inc. with effective date 12-July-2013, and are based on $1,300 gold and a US$/CAN$ exchange rate of 1:1.
The resources are in-situ without dilution and material loss.
NI43-101 Technical Report, Mineral Resource Update, Heva-Hosco Gold Projects, Rouyn-Noranda, Quebec, Hecla Quebec, December 2013
Prepared by: Claude Duplessis, Eng. Project Manager - GoldMinds Geoservices Inc.; Maxime Dupéré, P.Geo - SGS Canada Inc. (Geostat)
(15) Indicated resources reported at a minimum mining width of 6.0 feet for Bulldog; resources based on $26.5 Ag, $0.85 Pb, and $0.85 Zn
(16) Indicated and Inferred resources reported using $21 silver, $0.95 lead, $1.10 lead minimum mining width of 4.3 feet.

(17) Inferred resources reported at a minimum mining width of 5.9 feet (1.8 m) for Hugh Zone, Middle Vein, North Vein, and East Francine Vein and 4.9 feet (1.5 m) for Andrea Vein San Sebastian lead, zinc and copper grades are for 702,600 tons of inferred resource within the Middle Vein and the Hugh Zone of the Francine Vein.

(18) Inferred resources for the Hatter Project at the Hollister Mine calculated using recoveries for gold and silver of 82.7% and 71.8% and an Au equivalent cutoff grade of 0.27 oz/ton
(19) Inferred resources reported at a minimum mining width of 6.0 feet for Bulldog, 5.0 feet for Equity & North Amethyst veins; resources based on $1400 Au, $26.5 Ag, $0.85 Pb, and $0.85 Zn.
(20) Inferred resource reported at a minimum mining width of 5.0 feet; resources based on $1400 Au, $26.5 Ag.

(21) Inferred resource at Rock Creek reported at a minimum thickness of 15 feet and adjusted given mining restrictions as defined by U.S. Forest Service, Kootenai National Forest in the June 2003 'Record of Decision, Rock Creek Project'.

(22) Inferred resource at Montanore reported at a minimum thickness of 15 feet and adjusted given mining restrictions defined by U.S. Forest Service, Kootenai National Forest, Montana DEQ in December 2015 'Joint Final EIS, Montanore Project' and the February 2016 U.S Forest Service - Kootenai National Forest 'Record of Decision, Montanore Project'.

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Table B – Assay Results – Q4 2018

Greens Creek (Alaska)

Zone	Drill Hole Number	Drillhole Azm/Dip	Sample From	Sample To	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Zinc (%)	Lead (%)	Depth From Mine Portal (feet)
Deep 200 South	GC5004	243/-72	189.5	198.4	8.8	10.7	0.02	6.9	3.7	-1466
	GC5004	243/-72	219.0	237.0	17.8	43.8	0.03	4.4	1.8	-1494
	GC5004	243/-72	260.0	276.0	15.4	58.1	0.01	2.6	1.1	-1529
	GC5004	243/-72	340.0	341.5	1.4	12.1	0.17	9.1	4.7	-1579
	GC5004	243/-72	440.0	441.0	0.8	30.7	0.02	0.7	0.3	-1699
	GC5004	243/-72	663.5	665.0	1.4	22.3	0.05	0.4	0.3	-1914
	GC5007	243/-86	206.5	212.7	5.7	19.2	0.05	3.2	1.6	-1487
	GC5007	243/-86	225.0	229.0	4.0	14.7	0.01	2.0	0.4	-1504
	GC5007	243/-86	371.8	373.3	1.3	18.9	0.02	0.4	0.2	-1651
	GC5013	263/-65	195.7	198.0	2.2	26.8	0.02	1.7	0.7	-1457
	GC5013	263/-65	200.5	207.0	6.3	50.8	0.04	3.2	1.6	-1462
	GC5013	263/-65	211.7	213.7	2.0	12.1	0.01	8.8	4.5	-1471
	GC5013	263/-65	257.0	260.0	2.8	72.0	0.02	6.8	4.4	-1512
	GC5018	243/-55	281.0	283.5	1.9	21.7	0.01	9.8	5.0	-1509
	GC5018	243/-55	606.5	610.5	4.0	20.3	0.20	0.8	0.4	-1773
	GC5022	243/-47	415.0	416.0	0.8	68.6	0.26	1.6	0.8	-1583
	GC5022	243/-47	449.5	455.0	5.3	180.4	0.36	14.0	7.2	-1609
	GC5030	63/-74	598.5	601.0	1.6	13.6	0.04	3.5	3.0	-1859
	GC5030	63/-74	657.0	664.0	6.9	18.2	0.08	4.2	2.2	-1916
	GC5044	243/-73	179.0	190.5	11.0	24.0	0.01	1.5	0.8	-1453
	GC5044	273/-73	235.0	238.0	3.0	16.7	0.03	1.7	0.6	-1505
	GC5044	273/-74	671.5	695.7	24.0	28.8	0.11	2.2	1.2	-1782
	GC5044	243/-74	720.0	725.0	4.5	16.0	0.26	0.7	0.6	-1922
	GC5047	243/-63	193.5	208.0	12.7	24.8	0.00	2.3	1.1	-1453
	GC5047	243/-63	222.5	235.0	12.3	31.2	0.01	0.7	0.3	-1479
	GC5047	243/-63	366.0	394.0	22.5	64.4	0.02	5.0	2.4	-1605
	GC5059	63/-87	479.0	482.0	3.0	18.7	0.04	0.3	0.1	-1761
	GC5073	243/-83	479.6	484.6	5.0	81.5	0.40	1.1	0.6	-1759
	GC5073	243/-83	663.0	678.0	14.9	14.6	0.10	0.7	0.3	-1939
	GC5076	243/-73	522.0	524.5	2.1	17.5	0.03	7.3	3.8	-1782
	GC5076	243/-73	684.0	715.0	29.9	44.6	0.18	2.5	1.2	-1937
	GC5079	243/-62	210.0	218.0	7.8	36.1	0.02	5.7	2.6	-1470
	GC5079	243/-62	231.0	233.5	1.5	15.3	0.05	0.3	0.2	-1488
	GC5079	243/-62	271.5	286.5	13.1	13.4	0.04	5.8	2.7	-1525
	GC5079	243/-62	294.0	298.4	4.4	13.3	0.01	4.3	1.9	-1544
	GC5079	243/-63	317.5	319.5	1.7	22.0	0.01	0.4	0.2	-1566
	GC5083	243/-53	583.0	588.0	3.8	16.2	0.02	0.4	0.2	-1753
Upper Plate	GC5048	241/26	611.5	616.0	1.5	14.8	0.09	2.2	1.2	266
	GC5054	239/37	263.5	267.4	2.7	19.1	0.01	4.7	5.3	161

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	15

Zone	Drill Hole Number	Drillhole Azm/Dip	Sample From	Sample To	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Zinc (%)	Lead (%)	Depth From Mine Portal (feet)
	GC5054	239/37	363.5	365.0	1.1	18.0	0.02	10.2	6.1	221
	GC5054	239/37	389.5	390.5	0.8	15.2	0.01	12.1	4.7	237
	GC5057	235/56	199.0	204.0	4.9	34.2	0.01	2.5	1.5	166
	GC5057	235/56	321.6	322.7	0.9	18.0	0.02	24.2	11.1	266
	GC5060	230/70	195.0	202.5	7.4	39.8	0.01	5.9	4.0	188
	GC5060	230/70	284.5	293.5	8.6	13.6	0.01	7.1	3.6	270
	GC5062	222/51	199.9	204.3	3.7	20.5	0.00	2.1	0.9	156
	GC5062	222/51	316.0	328.0	11.4	21.4	0.05	2.6	0.9	242
	GC5066	91/78	204.0	208.0	4.0	12.1	0.02	4.6	2.4	207
	GC5066	91/78	240.5	243.5	3.0	13.5	0.02	12.3	9.8	243
	GC5088	252/60	153.0	171.5	14.2	11.4	1.04	2.2	1.6	134
	GC5088	252/60	290.5	297.0	6.0	18.9	0.02	14.1	7.0	252
	GC5093	248/41	238.0	243.0	2.4	23.2	0.01	2.5	1.1	152
	GC5093	248/41	364.0	368.0	2.9	24.5	0.02	14.7	5.2	232
	GC5093	248/41	381.0	382.0	0.8	16.1	0.01	5.8	2.5	243
	GC5095	247/35	243.5	244.5	0.6	35.5	0.03	10.1	4.5	138
	GC5099	246/28	286.5	290.0	1.9	29.5	0.13	8.4	3.4	133
East Ore	GC5009	59/-6	350.5	353.5	2.4	29.2	0.22	3.1	0.3	600
	GC5012	56/-41	268.0	269.0	1.0	18.7	0.10	11.9	5.0	457
	GC5012	56/-41	289.0	294.5	5.3	24.1	0.42	5.3	1.5	444
	GC5017	68/3	370.0	371.8	1.5	11.1	0.29	25.9	8.6	647
	GC5024	243/-47	306.0	310.0	4.0	41.4	0.09	4.0	1.6	493
	GC5027	71/-49	303.5	305.0	1.5	19.6	0.08	18.4	4.3	403
	GC5028	81/-71	314.5	315.5	1.0	12.5	0.05	35.0	9.4	333
	GC5029	76/-1	368.5	369.5	0.8	13.9	0.12	6.7	3.4	631
	GC5032	91/-31	331.0	332.0	0.9	77.8	0.30	16.2	6.1	336
	GC5034	82/0	396.2	400.0	3.7	99.7	0.28	4.4	1.6	636
	GC5035	82/-14	368.0	374.7	6.6	11.1	0.18	18.0	6.0	542
	GC5053	46/-1	353.0	356.3	3.0	22.0	0.16	6.2	3.1	618
	GC5056	46/-10	343.0	344.3	1.3	15.2	0.16	10.5	6.7	569
	GC5058	39/13	400.0	407.0	6.1	38.5	0.11	7.4	3.5	704
	GC5061	39/4	366.2	369.2	2.6	26.0	0.14	2.7	1.4	641
	GC5072	79/11	418.0	422.5	4.1	13.4	0.41	18.4	3.5	710
	GC5074	35/14	403.0	412.0	8.0	20.6	0.08	2.0	1.1	719
	GC5075	51/17	410.4	418.0	6.4	11.3	0.36	31.4	19.8	736
	GC5084	48/20	443.0	449.3	5.6	30.1	0.20	17.6	9.8	772
	GC5089	36/-6	354.0	355.0	1.0	37.3	0.28	11.3	5.4	593
	GC5090	36/-6	367.5	372.0	4.3	28.7	0.22	5.8	2.7	648
	GC5094	247/35	308.0	313.0	4.8	28.6	0.26	9.9	4.6	533
	GC5096	51/-31	296.0	304.5	8.4	29.5	0.11	3.6	1.3	486
	GC5100	27/-26	280.5	285.5	4.6	18.2	0.32	2.4	1.1	507

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	16

Casa Berardi (Quebec)

Zone	Drill Hole Number	Drill Hole Section	Drill Hole Azm/Dip	Sample From	Sample To	True Width (feet)	Gold (oz/ton)	Depth From Mine Surface (feet)
Lower 123 - 710-790 Area	CBP-0750-017	12107	270/16	108.0	111.0	8.5	0.12	2402
123	CBP-0750-017	12099	270/16	115.5	118.5	8.5	0.29	2396
123	CBP-0750-017	12094	270/16	120.8	124.6	10.8	0.39	2392
123	CBP-0750-018	12180	260/-18	35.7	36.0	0.8	0.41	2523
123	CBP-0750-018	12129	260/-18	90.0	90.7	1.8	0.27	2580
123	CBP-0750-020	12139	246/-15	81.0	87.0	8.9	0.35	2553
Lower 123 - 970-1010 Area	CBP-0970-037	12500	182/21	171.5	174.5	7.1	0.12	3104
123	CBP-0970-038	12511	183/9	203.0	204.6	3.7	0.16	3217
123	CBP-0970-041	12532	179/-6	226.8	228.4	3.3	0.18	3299
123	CBP-0970-043	12463	172/43	152.6	160.9	22.5	0.18	3141
Upper Principal 124	CBP-0766	12785	180/-19	70.8	73.5	8.5	0.10	1007
East Mine 160 - 210-270 Area	CBE-0122	15892	22/27	231.0	235.6	7.9	0.12	703
160	CBE-0122	15896	22/27	243.2	245.0	2.7	0.20	687
160	CBE-0122	15901	22/27	254.2	258.5	6.6	0.12	677
160	CBE-0122	15907	22/27	267.0	271.5	6.8	0.11	666
160	CBE-0122	15923	22/27	308.0	311.4	8.5	0.13	633
160	CBE-0123	15856	22/19	209.7	213.0	8.1	0.31	793
160	CBE-0123	15891	22/19	215.2	223.5	19.9	0.16	785
160	CBE-0124	15827	3/10	187.5	196.2	26.2	0.10	882
160	CBE-0124	15834	3/10	220.5	223.7	9.2	0.12	870
160	CBE-0124	15836	3/10	231.0	232.5	4.3	0.14	867
160	CBE-0124	15840	3/10	249.0	252.0	8.6	0.13	861
160	CBE-0124	15848	3/10	285.0	288.0	8.5	0.12	851
160	CBE-0125	15747	340/18	183.3	187.0	10.6	0.09	809
160	CBE-0125	15723	340/18	286.5	287.7	20.3	0.21	731
160	CBE-0127	15708	327/10	207.0	208.0	3.1	0.14	873
160	CBE-0127	15703	327/10	222.9	223.7	2.5	0.15	867
WMCP Pit	CBF-105-017	11149	180/-61	221.4	242.0	33.1	0.03	664
105-111	CBF-105-018	11052	360/-47	146.3	161.8	37.7	0.02	366
105-111	CBF-105-019	11055	180/-60	159.0	174.7	23.9	0.03	489
105-111	CBF-105-019	11056	180/-60	181.5	188.4	9.8	0.12	542
105-111	CBF-105-020	11054	180/-56	137.0	183.0	80.0	0.05	450
105-111	CBF-105-022	11159	180/-45	128.2	132.0	9.2	0.03	311
105-111	CBF-105-022	11158	180/-45	165.0	168.0	7.2	0.04	394
Lower 118	CBP-0757	11954	6/-60	247.7	254.0	13.1	0.63	3862
118	CBP-0757	11954	6/-60	247.7	248.7	2.6	1.11	3855
118	CBP-0757	11954	6/-60	248.7	249.7	2.6	2.69	3858
118	CBP-0757	11957	6/-60	271.0	281.0	20.7	0.11	3925
118	CBP-0757	11957	6/-60	271.0	272.0	2.6	0.35	3914

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	17

Zone	Drill Hole Number	Drill Hole Section	Drill Hole Azm/Dip	Sample From	Sample To	True Width (feet)	Gold (oz/ton)	Depth From Mine Surface (feet)
Upper 124-128	CBP-0771	12848	180/-32	72.3	75.0	7.9	0.11	1053
124-128	CBP-0771	12848	180/-32	90.0	93.0	8.5	0.11	1078
124-128	CBP-0771	12810	180/-32	439.8	440.4	2.0	0.32	1335
124-128	CBP-0771	12808	180/-32	449.1	450.8	4.9	0.19	1338
Principal 128	CBS-18-882	12811	360/-55	418.5	421.5	7.5	0.11	995
128	CBS-18-883	12797	360/-56	552.8	557.5	10.2	0.35	1334
128	CBS-18-883	12796	360/-56	552.8	553.5	1.6	1.25	1152
128	CBS-18-884	12795	360/-52	511.6	513.6	5.6	0.20	1092
128	CBS-18-884	12795	360/-52	511.6	512.6	2.6	0.36	1151
128	CBS-18-885	12777	360/-55	653.7	657.0	6.2	0.28	1539
128	CBS-18-885	12777	360/-55	653.7	654.3	1.3	0.90	1538
128	CBS-18-885	12775	360/-55	684.7	686.2	3.9	0.17	1599

San Sebastian (Mexico)

Zone	Drill Hole Number	Sample From (ft)	Sample To (ft)	Width (feet)	True Width (feet)	Gold (oz/ton)	Silver (oz/ton)	Zinc (%)	Lead (%)	Copper (%)	Depth From Mine Surface (feet)
El Toro Vein	SS-1687	217.6	223.1	5.5	5.4	0.04	6.0	0.0	0.0	0.0	147
	SS-1693	275.2	285.8	10.5	10.0	0.13	4.1	0.0	0.0	0.0	192
	SS-1706	164.6	176.4	11.8	11.3	0.13	9.8	0.0	0.0	0.0	117
Middle Vein	SS-MV-101-002	131.6	138.8	7.2	5.8	0.22	66.9	0.0	0.0	0.0	356
	SS-MV-101-004	111.9	119.8	8.0	6.4	0.11	29.2	0.0	0.0	0.0	344
	SS-MV-101-007	158.6	164.7	6.1	3.7	0.05	25.6	0.0	0.0	0.0	247
	SS-MV-101-008	184.5	191.9	7.3	4.4	0.03	10.7	0.0	0.0	0.0	417
	SS-MV-101-012	146.3	153.0	6.6	5.3	0.33	18.1	0.0	0.0	0.0	643
	SS-MV-101-015	172.5	180.3	7.8	4.7	0.11	42.4	0.0	0.0	0.0	713
	SS-MV-101-016	144.2	151.3	7.1	4.2	0.13	22.7	0.0	0.0	0.0	639
	SS-MV-101-018	158.7	166.8	8.1	4.9	0.16	24.6	0.0	0.0	0.0	673
West Francine Vein	SS-1669	874.0	876.0	2.0	1.4	0.02	9.5	0.1	0.0	0.0	652

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	18

Fire Creek (Nevada)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	Width (feet)	True Width (feet)	Gold (oz/ton)	Silver (oz/ton)	Depth From Mine Portal (feet)
Spiral 3	FCU-1010	110/18	15	18	3	2.7	0.19	0.3	-383
	FCU-1010	110/18	76	79	3	2.7	0.13	0.3	-364
	FCU-1010	110/18	300	306	6	5.3	0.10	0.3	-294
	FCU-1010	110/18	334	339.5	5.5	5.0	0.76	1.3	-284
	includes		334	338.5	4.5	3.1	0.30	0.3	-284
	includes		338.5	339.5	1	0.7	2.79	5.9	-283
	FCU-1010	110/18	348	357.5	9.5	6.6	0.19	1.1	-279
	FCU-1011	103/25	8.1	11	2.9	2.7	0.41	1.2	-384
	FCU-1011	103/25	16.5	21.5	5	4.6	0.19	0.6	-380
	FCU-1011	103/25	197.9	199	1.1	Unknown	0.13	0.3	-304
	FCU-1011	103/25	277	298	21	19.3	0.15	0.4	-266
	FCU-1011	103/25	317.2	319.5	2.3	1.7	0.19	0.3	-253
	FCU-1011	103/25	321.6	322.2	0.6	0.4	0.13	0.3	-252
	FCU-1011	103/25	341.5	345.6	4.1	3.0	0.35	0.7	-243
	FCU-1012	84/35	0	7.6	7.6	7.3	0.12	0.3	-386
	FCU-1012	84/35	30.5	34	3.5	3.2	0.26	0.3	-370
	FCU-1012	84/35	30.5	31	0.5	0.5	0.16	0.3	-370
	FCU-1012	84/35	31	34	3	2.7	0.27	0.3	-369
	FCU-1012	84/35	82	85	3	2.8	0.12	0.3	-340
	FCU-1012	84/35	183	187	4	3.6	0.24	0.3	-282
	FCU-1018	110/9	12.8	16	3.2	2.9	0.12	0.3	-386
	FCU-1018	110/9	22	27	5	4.5	0.18	0.3	-384
	FCU-1019	102/14	10	13	3	2.9	0.13	0.3	-385
	FCU-1019	102/14	13.5	15.2	1.7	1.6	0.16	0.3	-385
	FCU-1019	102/14	67	70.5	3.5	3.3	0.31	0.3	-371
	FCU-1019	102/14	252	259.5	7.5	Unknown	0.20	0.3	-326
	FCU-1019	102/14	292	295	3	2.9	0.35	0.6	-317
	includes		292	293.5	1.5	1.4	0.11	0.3	-317
	includes		293.5	295	1.5	1.4	0.59	0.8	-317
	FCU-1019	102/14	335.5	337.8	2.3	1.8	0.20	0.8	-307
	FCU-1019	102/14	352	352.6	0.6	0.5	0.10	0.3	-303
	FCU-1019	102/14	353.2	354.4	1.2	0.9	0.12	0.3	-302
	FCU-1026	93/25	20	21	1	Unknown	0.11	0.3	-379
	FCU-1026	93/25	57	64.5	7.5	Unknown	0.16	0.3	-362
	FCU-1030	110/9	13.6	20	6.4	Unknown	0.18	0.5	-385
	FCU-1030	110/9	128.7	131	2.3	1.8	0.12	0.3	-368
	FCU-1030	110/9	268.2	269	0.8	0.7	0.28	0.3	-346
	FCU-1030	110/9	271.4	272	0.6	Unknown	0.11	0.3	-345
	FCU-1030	110/9	307.5	309.8	2.3	Unknown	4.08	2.9	-340
	includes		307.5	308.5	1	0.9	1.58	1.5	-340

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	19

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	Width (feet)	True Width (feet)	Gold (oz/ton)	Silver (oz/ton)	Depth From Mine Portal (feet)
	includes		308.5	309.3	0.8	0.7	9.69	6.2	-340
	FCU-1030	110/9	309.3	309.8	0.5	Unknown	0.12	0.3	-340
	FCU-1030	110/9	325.5	329.5	4	2.8	0.16	0.3	-337
	FCU-1030	110/9	336.2	337.5	1.3	0.9	0.11	0.3	-335
	FCU-1030	110/9	366	377	11	7.8	0.64	0.4	-330
	includes		366	370	4	2.8	1.10	0.7	-330
	includes		370	373	3	2.1	0.19	0.3	-330
	includes		373	377	4	2.8	0.52	0.3	-329
Spiral 4	FCU-1006	105/-30	93	98	5	4.4	0.11	0.3	-233
	FCU-1006	105/-30	103	105.5	2.5	2.2	0.10	0.3	-238
	FCU-1006	105/-30	136	140.3	4.3	3.3	0.20	1.7	-255
	FCU-1007	99/-48	72	74.8	2.8	2.1	0.15	0.3	-241
	FCU-1007	99/-48	222.6	223.4	0.8	0.6	0.11	0.3	-352
	FCU-1007	99/-48	289	303.5	14.5	10.0	0.22	0.4	-407
	includes		289	290	1	0.5	1.48	1.6	-402
	FCU-1007	99/-48	360.9	362	1.1	0.6	0.17	0.3	-455
	FCU-1007	99/-48	379	382	3	1.5	0.10	0.3	-469
	FCU-1007	99/-48	397	401	4	Unknown	0.12	0.3	-483
	FCU-1020	76/-36	497	499	2	Unknown	0.10	0.3	-387
	FCU-1020	76/-36	566	567	1	0.9	0.22	0.3	-427
	FCU-1020	76/-36	576	577	1	0.9	0.21	0.3	-433
	FCU-1020	76/-36	600.3	601.2	0.9	0.7	0.23	0.8	-447
	FCU-1020	76/-36	663.8	666.5	2.7	Unknown	0.22	1.0	-485
	FCU-1020	76/-36	672	674	2	Unknown	0.11	0.3	-490
	FCU-1020	76/-36	692	694	2	1.5	0.10	0.3	-501
	FCU-1020	76/-36	743	745	2	Unknown	0.09	0.8	-531
	FCU-1020	76/-36	752	755	3	2.4	0.10	0.8	-537
	FCU-1024	69/-24	516.2	518.5	2.3	Unknown	0.21	0.3	-304
	FCU-1026	93/25	16	21	5	Unknown	0.16	0.3	-380
	FCU-1026	93/25	16	20	4	Unknown	0.17	0.3	-380
Zeus	FCC-0128	248/-56	887.6	893	5.4	2.0	0.21	0.2	-39
	FCC-0128	248/-56	900	903.6	3.6	2.3	0.18	0.1	-49
	FCC-0112	102/-57	1178.4	1182	3.6	2.4	0.10	0.1	-54
	FCC-0113	69/-55	1544.5	1549	4.5	4.5	0.17	0.2	-331
	FCC-0117	240/-51	1669.5	1676.3	6.8	3.1	0.15	0.1	-681

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	20

Hollister (Nevada)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	Width (feet)	True Width (feet)	Gold (oz/ton)	Silver (oz/ton)	Depth From Mine Surface (feet)
East Clementine	HUC-00036	025/39	407.7	411.0	3.3	2.4	0.23	0.1	-137
	HUC-00059	002/07	91.0	92.7	1.7	1.7	1.78	7.5	-388
	HUC-00060	315/-17	68.0	68.7	0.7	0.5	0.40	3.3	-423
	HUC-00060	047/-18	150.6	151.8	1.2	0.8	2.05	7.5	-450
	HUC-00063	016/49	228.3	233.0	4.7	3.6	0.16	0.3	-226
	HUC-00063	016/49	310.0	315.0	5.0	5.0	0.60	0.10	-164
	HUC-00063	016/49	319.0	322.0	3.0	2.3	2.07	0.6	-158
	Including		319.0	320.2	1.2	0.9	4.42	1.1	-158
	Including		320.2	322.0	1.8	1.4	0.51	0.3	-159
Gwenivere	HUC-00018	036/06	113.0	116.5	3.5	Unknown	1.35	0.3	-159
West Gloria	HUC-00068	285/00	300.7	302.3	1.6	0.6	0.07	32.1	-292
	HUC-00068	285/00	380.4	381.3	0.9	0.4	0.13	40.0	-292
	HUC-00070A	000/-02	114.4	126.0	11.6	11.6	0.32	6.1	-296
	HUC-00070B	000/-02	111.0	116.5	5.5	5.5	0.25	10.2	-296
	Including		111.0	113.0	2.0	2.0	0.18	1.9	-296
	Including		113.0	114.0	1.0	1.0	0.05	1.9	-296
	Including		114.0	115.0	1.0	1.0	0.80	5.0	-296
	Including		115.0	116.5	1.5	1.5	0.11	30.3	-296
	HUC-00073	50/28	121.5	124.8	3.3	1.5	0.77	10.9	-231
	Including		121.5	123.5	2.0	0.9	0.28	5.8	-231
	Including		123.5	124.8	1.3	0.6	1.53	18.7	-231
Surface Hatter Graben	HSC-00005	17/-62	1100.5	1103.0	2.5	Unknown	0.00	13.1	-896
	HSC-00006	321/-49	1543.1	1544.0	0.9	0.6	0.10	10.8	-955
	HSC-00006	321/-49	1657.2	1658.0	0.8	0.5	0.11	0.1	-1041
	HSC-00006	321/-49	1970.3	1970.8	0.5	0.3	0.28	0.8	-1277
	HSC-00006	321/-49	2267.3	2268.0	0.7	0.5	0.12	0.2	-1501
	HSC-00006	321/-49	2270.6	2273.5	2.9	2.1	0.19	1.7	-1505
	Including		2272.6	2273.5	0.9	0.6	0.52	3.8	-1505

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	21